UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2002

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

3300 East 1st Avenue, Suite 290 Denver, Colorado, USA	80206
(Address of principal executive offices)	(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events

KFx received $1 million through a private placement of common stock and warrants, completed on July 1, 2002, from the same investment group that had previously invested $5 million and $6 million in KFx common stock on March 28, 2002 and April 30, 2002, respectively. This private placement was made pursuant to the Second Addendum to the Common Stock and Warrant Purchase Agreement (“Second Addendum”) dated July 1, 2002, which applied the terms of the Common Stock and Warrant Purchase Agreement (“Purchase Agreement”) dated March 28, 2002 to the most recent investment transaction. Pursuant to the Second Addendum, the proceeds of this investment were used to satisfy debt obligations that matured in June.

The terms of the private placement included the sale of 400,000 shares of common stock at $2.50 per share and warrants to purchase 450,000 shares of common stock at a purchase price of $2.75 per common share, subject to adjustment. Pursuant to the Second Amended and Restated Investors’ Rights Agreement, KFx agreed with the investors to file a registration statement with the Securities and Exchange Commission to register all of the common stock and warrants issued as part of this financing by July 31, 2002. If KFx does not file this registration statement by July 31, 2002, then KFx must issue to each investor an additional warrant to acquire the number of shares of common stock equal to 10 percent of the number of shares of common stock issuable on exercise of the warrants originally issued to each investor. Thereafter, KFx must continue to issue additional warrants at the end of each subsequent 30-day period if the registration statement remains unfiled. These new warrants will have the same terms and conditions as the original warrants issued to the investors. In the event that a registration statement has not been declared effective by August 31, 2002, the Company shall issue additional warrants to purchase shares of common stock equal to 10 percent of the warrants currently held by the investor for each 30-day period for which the registration statement has not been declared effective.

All of the shares issued as part of this financing are subject to the Second Amended and Restated Put Agreement (“Second Amended Put Agreement”). The Second Amended Put Agreement requires KFx to repurchase these shares at a price of $2.50 per share (subject to adjustment for subsequent dilutive offerings) plus 9% simple interest per year if exercised by the investors. The put option becomes effective upon the earlier of July 31, 2002 or the redemption or conversion of all of KFx’s 6% convertible debentures issued under their indenture dated as of July 25, 1997, between KFx and First Bank National Association, doing business as Colorado National Bank, as trustee. Management believes the terms of the put option, if exercised, provide sufficient time to secure the necessary funding through sales of assets or securities in an orderly manner. If two-thirds or more of the investors exercise their put option and KFx is unable to secure the necessary funding to satisfy these exercised put options within the time provided by the Amended Put Agreement, then KFx must transfer its interests in all the shares of common stock and preferred stock of Pegasus to the investors. The put option expires at 11:59 p.m., California time, on December 23, 2002. Until the put option expires, the Company is precluded from issuing, selling, transferring or pledging any of its interest in Pegasus and Pegasus is precluded from transferring any rights with respect to its equity and assets without approval of at least two-thirds of the investors.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Number	Description

10.1	Second Addendum to the Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated July 1, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KFX INC. (Registrant)

By:	/s/ PATRICK S. FLAHERTY
Patrick S. Flaherty Vice President-Finance and Chief Financial Officer

Date: July 3, 2002

EXHIBIT INDEX

Number	Description

10.1	Second Addendum to the Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated July 1, 2002.

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